CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated October 22, 2013 on the financial statements and financial highlights of the Villere Balanced Fund and Villere Equity Fund, each a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania
December 13, 2013